                              Consulting Agreement

This consulting agreement (this “Agreement”), effective as of February 1st, 2010 is entered by and between National Automation Services Inc. (the “Company”) and Harbour Capital Consultants Inc. (“Consultant”), together being the Parties.

RECITALS

WHEREAS, Consultant has experience in the area of corporate finance, investor communications and financial and investor public relations; and

WHEREAS, the Company desires to formalize its existing business relationship with the consultant and to enter an agreement to further engage the services of Consultant to assist and consult with the Company  in matters concerning corporate finance, investor relations with existing share holders, brokers, dealers, and other investment professionals as to the company’s current and proposed activities;

NOW THEREFORE, in consideration of the premises and the mutual convents and agreements set forth, and intending to be leally bound, the Company and Consultant agree as follows:

1.

Term of Consultancy.   The Company engages Consultants to act in a capacity to the Company and the Consultant agrees to provide services to the Company commencing on the date set forth above and ending in 180 days later (the term of the agreement.”),

2.

Duties of Consultant. The Consultant will provide  the following specified services (the “services”) through its officers and employees during the term of this Agreement:

A.

Advise and assist the Company in the developing and implementing appropriate plans and material for the presenting the Company and its business plans, strategy and personnel to the financial community, and creating the foundations for subsequent financial public relations efforts;

B.

Introduce the Company to the financial community

C.

With the cooperation of the company, maintain an awareness during the term of this Agreement of the Company’s plans, strategy and personnel to the financial community;

D.

Assist and advise the company with respect to its (i) stockholder and investor relations, (ii) relations with brokers, dealers analyst, and other investment professionals, and (iii) financial and media public relations generally;

E.

Perform the functions generally assigned to investor/stockholder relations departments in major corporations, including responding, including to telephone and written inquiries (which may be referred to the Consultant by the Company); assisting in the preparation of the press releases for the Company with the Company’s involvement and approval for reviewing press releases, reports and other communications with or to shareholders, the investment community, and the general public; advising with respect to the corporate symbols, logos, names, the presentation of such symbols, logos, and names and other matter relating to the corporate image.

F.

Upon receipt of the Company’s approval, conduct meeting in person or by telephone, with brokers, dealers, analyst, other investment professionals and the general investing public.

G.

At the Company’s request, review business plans, strategies, mission statements, budgets, proposed transactions and other plans for the purpose of advising the Company of the investment community implications thereof; and

H.

Otherwise perform as the Company’s financial relations and public relations consultant.

3.

Allocation of Time and Energies.  The Consultant will perform the services in a professional manner in accordance with the accepted industry standards and in compliance with applicable securities laws and regulations. Although no specific hour-per-day requirement will be required, the parties acknowledge and agree that a disproportionately large amount of the effort to be extended and the cost to be incurred by the Consultant and the benefits to be received by the Company are to be expected to occur upon and shortly after, and in any event, within two months of the effectiveness of this Agreement.  It is explicitly understood the Consultants performance of its duties hereunder will in no way be measured by the price of the Company’s common stock, nor the trading volume of the Company’s common stock.

4.

Remuneration. As full and complete compensation for the Consultant’s agreement to perform the Services, the Company shall compensate as follows:

A.

For undertaking the engagement and the other good of valuable consideration, the Company agrees to issue and deliver to the Consultant a “Commencement Bonus” payable in the form of 700,000 restricted shares (with piggy back registration rights) The Company’s bonus  shall be issued to the Consultant immediately. This Agreement and renewal thereof, and shall, when issued to the Consultant, be fully paid and non assessable. The Company understands and agrees that the engagement and the Company derive substantial benefit from the execution of this Agreement and ability to establish its relationship with the Consultant. The shares of Common Stock issued as a Commencement Bonus, therefore constitute payment for Consultant’s agreement to consult with the Company and are a prepayment for future services. If the Company attempts to terminate this Agreement prior to expiration of its term for any reason whatsoever, it is agreed and understood that Consultant will not be requested or demanded by the company to return any of the shares of Common Stock paid to it hereunder.

B.

All shares of the common stock issued pursuant to this Agreement shall be issued in the name of the Consultant. The Company agrees that it will use its best efforts to include all shares issued to the Consultant hereunder the Company’s next Registration Statement to be declared effective by the SEC as soon as possible thereafter and not to exceed one year from their date of issue.

5.

Expenses. Consultant agrees to pay for all of its expenses (phone, labor, etc.), other than extraordinary items include travel and entertainment required by/or specifically requested by the Company, luncheons or dinners for large groups of investment professionals, mass faxing to a sizable percentage of the Company’s constituents, investor conference call, print advertisement in publications and like expenses approved by the Company prior to its incurring an obligation for reimbursement.

6.

Indemnification. The Company agrees to indemnify and hold Consultant harmless from and against any losses, damages, or liabilities related to or out of Consultant’s engagement, and will reimburse Consultant for all reasonable expenses (including reasonable counsel fees) as they are incurred by the Consultant in connection with investigating, preparing for, or defending any action or claim related thereto, whether or not in connection with pending or threatened litigation in which Consultant is a party. The Company will not, however, be responsible for any actions, claims, liabilities, losses, damages, liabilities related to, and other equitable considerations; provides, however, that in no event shall amount to be contributed by the Consultant exceed the amounts actually received by Consultant. The foregoing shall be in addition to any rights that Consultant may have at common law or otherwise and shall extend upon the same terms to inure to the benefit or and director, officer, employee, agent or controlling person Consultant.

7.

Representation. The Company warrants and represents that all oral communications, written documents or materials furnished to consultant are accurate and the Consultant warrants and represents that all communications by Consultant with the public with respect to the financial affairs, operations profitability and strategic planning of the Company will be in accordance with information provided to it by the Company. The Company may rely upon the accuracy of the information provided by the Company without independent investigations under federal or any state regulations necessary to perform the services set forth herein. Consultant and its officers and directors are not the subject of any investigation, claim decree, or judgment involving any violations of the SEC or securities laws.

8.

Statue as Independent Contractor. Consultant’s engagement pursuant to the Agreement shall be as independent contractor, and not as an employee, office or other against the Company. Neither party to this agreement shall represent or hold itself out to be the employer or employee of the other. Consultant further acknowledges the consideration provided herein above is a gross amount of consideration and that the Company will not withhold from such consideration in any amount as to income taxes and other such payments shall be made or provided for the Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Consultant possesses the authority to bind each other in any agreements without the express written consent on the entity to be bound.

9.

Waiver. The waiver by either party of a breach of any provision of this agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

10.

Notices. All notices, request, and other communications hereunder shall be deemed to be duly given if sent by U.S. mail postage, prepaid, and addressed to the other party at the addressed party set forth herein below.

                  Harbour Capital Consultants Inc.     National Automation Services Inc.

                  380 Damascus Rd #13                    2470 Saint Rose Parkway suite 311

                  Deland, Fl 32724                            Henderson, NV  89074

                              Either party may change address to which notices for it shall be addresses by providing notice of such change to other party in the manner set forth in this paragraph

11.

Choice of Law, Jurisdiction and Venue. This Agreement shall be governed by construed, and enforced in accordance with the internal laws of the State of Florida, without giving the effect to its conflict of laws choice of law principles.

12.

The parties agree that all disputes between them of any nature whatsoever shall be resolved in Deland FL via binding arbitrations before either the America Arbitration Association (www.ADR.org) or JAMS (www.jamsadr.org), whichever the company prefers. The arbitrator shall have the power to decide all matter, including arbitrarily, but must decide all disputes in accordance with Florida law. The Parties choose arbitration because it is usually faster and less expensive than litigations, and it will allow the parties to resolve their disputes privately. The arbitrator shall allow limited discovery to all Parties to present our respective cases, but shall be mindful of out desire to avoid the expense of broad discovery typically allowed in litigation.

13.

Complete Agreement. The Agreement contains the entire agreement of the parties relations to the subject matter thereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

                   AGREED TO:

                   ‘The Company”                 National Automation Services. Inc.

                   Date: 2/1/2010

By: /s/ Robert W Chance

 Robert Chance, CEO

                                                            Duly Authorized Officer

                    “Consultant”

         Harbour Capital

                 Date: 2/1/2010

                 By: /s/ Jeffrey Paltrow

                 Jeffrey Paltrow, CEO

                                                             Duly Authorized Officer